United States
                       SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14C


  Information Statement Pursuant to Section 14(c) of the Securities Exchange Act
                                     of 1934
                              (Amendment No.     )

Check  the  appropriate  box:

[-]     Preliminary  information  statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
[X]     Definitive  information  statement


Company  Name:  TRILUCENT  TECHNOLOGIES,  CORP.

Payment  of  filing  fee  (check  the  appropriate  box):
[X]  No  fee  required

[_]  Fee  computed  on  table  below  per  Exchange  Act Rules 14c-5(g) and 0-11

(1)  Title  of  each  class  of  securities to which transaction applies: COMMON
(2)  Aggregate  number  of  securities  to  which  transaction  applies:
(3)  Per  unit  price/underlying  value  pursuant  to  Exchange Act Rule 0-11: $
(4)  Proposed  maximum  aggregate  value  of  transaction:  $
(5)  Total  fee  paid:  $
(fee of one-fiftieth of one percent (0.0002) of the proposed aggregate value of the transaction).

[_]     Fee  paid  previously  with  preliminary  materials.

[_]     Check  box  if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.
(1)     Amount  previously  paid:
(2)     Form,  schedule  or  registration  statement  no.:
(3)     Filing  party:
(4)     date  filed:

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

                          TRILUCENT TECHNOLOGIES, CORP.
                                825 S. ST. MARY'S
                              SAN ANTONIO TX 78205

                                November 26, 2002

Dear  Shareholder:

     The enclosed information statement is being furnished to shareholders of record, on November 26, 2002, of TriLucent Technologies, Corp., a Nevada corporation, in connection with the following actions taken by written consent of holders of a majority of the outstanding shares of our common stock entitled to vote on the following proposal:

PROPOSAL 1: To Authorize a reverse split of the corporations common stock, four shares to one share; provided that no shareholder shall be reversed below 100 shares, and no shareholder owning less than 100 shares shall be reversed.

PROPOSAL 2: To Authorize a corporate name change to Anza Innovations, Inc., or a substantially similar name, in the discretion of management.

                        WE ARE NOT ASKING FOR A PROXY AND
               SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

     Our board of directors has fully reviewed and unanimously approved the actions in connection with the above-referenced Majority Shareholder Action of TriLucent Technologies, Inc.

     Holders of approximately 95.3% of our common stock have executed a written consent in favor of the proposals described herein. However, under federal law these proposals will not be effected until at least 20 days after this Information Statement has first been sent to shareholders.


                       By Order of the Board of Directors,



                                 /s/Mark Zouvas
                                   Mark Zouvas
                               President/Director

                                  United States
                       SECURITIES AND EXCHANGE COMMISSION

                          TRILUCENT TECHNOLOGIES, CORP.
                                825 S. ST. MARY'S
                              SAN ANTONIO TX 78205


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                        AND RULE 14C PROMULGATED THERETO


                                    Contents

Introduction                                                                   3

1.  The  Proposals  and  the  Vote                                             4
 (a)  Quorum,  Proposals  and  Voting                                          4
 (b)  Majority  Shareholder  Action                                            4

2.  No  Time,  Place  or  Date  for  Meeting  of  Shareholders                 4

3.  The  Transaction.                                                          5
 (a)  Federal  Tax  Consequence                                                5
 (b)  Dissenters'  Rights                                                      5
 (c)  What  will  happen                                                       5

4.  Interests  of  Certain  Persons                                            6

 5.  Other  and  General  Information                                          6
 (a)  Independent  Public  Accountants                                         6
 (b)  Audit  Committee                                                         7
 (c)  Annual  Report                                                           7

                        WE ARE NOT ASKING FOR A PROXY AND
               SHAREHOLDERS ARE NOT REQUESTED TO SEND US A PROXY.

                                  INTRODUCTION


     This 1934 Act Registrant, TriLucent Technologies, Corp. (ATTC@)("we, us and our") has conducted a Majority Shareholder Action, pursuant to the Nevada Corporation Law. The laws of Nevada require that shareholders receive notice of this action. The purpose of this filing is to seek compliance with Section 14(c) of the Securities Exchange Act of 1934, in order to provide that required notice.

     TriLucent Technologies, Corp. is a Nevada Corporation. We are a full-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our January 31, 2001 Annual Report filed on Form 10-KSB. Additional information about us can be found in its public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov , or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.


                         1. THE PROPOSALS AND THE VOTE.


 (a)  QUORUM,  PROPOSALS  AND  VOTING.

Quorum Calculations                                                        Shares       %
--------------------------------------------------------------------------------------------
Total # Shares Entitled to Vote
per shareholder list . . . . . . . . . . . . . . . . . . . . . . . . . .  6,639,077   100.00
--------------------------------------------------------------------------------------------
50% of All Shares Entitled to Vote . . . . . . . . . . . . . . . . . . .  3,319,539    50.00
--------------------------------------------------------------------------------------------
Quorum required to conduct business = 50% + 1 share. . . . . . . . . . .  3,319,540
--------------------------------------------------------------------------------------------
Total Shares Present . . . . . . . . . . . . . . . . . . . . . . . . . .  6,326,662    95.29
--------------------------------------------------------------------------------------------
Voting in favor of the proposal following proposals: . . . . . . . . . .  Shares           %
--------------------------------------------------------------------------------------------
PROPOSAL 1: To Authorize a reverse split of the corporations common. . .  6,326,662    95.29
stock, four shares to one share; provided that no shareholder shall be reversed below 100 shares, and no shareholder owning less than 100 shares shall be reversed.
--------------------------------------------------------------------------------------------
PROPOSAL 2: To Authorize a corporate name change to Anza . . . . . . . .  6,326,662    95.29
Innovations, Inc., or a substantially similar name, in the discretion of management.
--------------------------------------------------------------------------------------------



 (c) MAJORITY SHAREHOLDER ACTION. The proposal was approved by the action of a majority of all shareholders entitled to vote on the record date. This is called Majority Shareholder Action, pursuant to the Nevada Corporate Law. The vote required for approval was 50% (of all entitled shareholders) plus one vote, a simple majority. The actual affirmative vote was 95.3.% of all shares issued and outstanding. The proposal is not effective before first completion of this
Section 14(c) compliance, and second the mailing or delivery of this Information Statement.

             2. NO TIME, PLACE OR DATE FOR MEETING OF SHAREHOLDERS.

     There WILL NOT be a meeting of shareholders and none is required under Nevada General Corporation Law when an action has been approved by written consent by holders of a majority of the outstanding shares of our common stock. This information statement is first being mailed on or about November 26, 2002 to the holders of Common Stock as of the. Under Federal law the record date was determined as the date that the first public announcement was made of the Plan of Reorganization and Acquisition.

     PLEASE READ THE ENTIRE DOCUMENT. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by us can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com


                               3. THE TRANSACTION.

                        WE ARE NOT ASKING FOR A PROXY AND
               SHAREHOLDERS ARE REQUESTED NOT TO SEND US A PROXY.

     (A) Before the reverse split, we had 43,360,923 shares authorized but not issued. After the reverse split we have 48,340,231 shares authorized but unissued. This means that we have an increase of 4,979,308 which we are authorized to issue, without further shareholder approval or amendment of our Articles of Incorporation to increase the authorized amount. As a practical matter our shareholders could increase our authorized capital at any time.

                            Before         After           Increase
                      ----------------------------------------------
Issued and Outstanding     6,639,077     1,659,769
                      ----------------------------------------------
Total Authorized          50,000,000     50,000,000
                      ----------------------------------------------
Authorized Unissued       43,360,923     48,340,231        4,979,308
                      ==============================================

     Based upon the forgoing calculations, Management is of the opinion that the present reverse split presents no substantial new dilutive or anti-takeover effects of future issuances, potentially different that those existing before the reverse split.

     If new shares are issued in future, at a price less than the average price of existing shares, shareholder dilution may result. If a large control block were issued, it would have the effect of making a hostile take-over difficult or impossible.

     It is possible that an acquisition by Trilucent for new investment shares of common stock would be dilutive of existing shareholders, both before or after the effect of the present reverse split.

     These contingencies must be considered in the context of the present condition of Trilucent, with no present businesses or productive assests. The value to shareholders of any business or assets acquired may affect the calculation of shareholder dilution or benefit from any acquisition.

     We believe that the reverse split will increase the attractiveness of Trilucent for acquisition transaction and that such a successful transaction, if and when consummated, would increase shareholder value.

     CAUTIONARY STATEMENT: There is no assurance that Trilucent will engage in or pursue any acquisition transaction in the next twelve months, or at any time. Moreover, there can be no assurance that any transaction consummated would prove successful. The many risks of business failure would be present in any such acquisition.

 (B) FEDERAL TAX CONSEQUENCE. There are no tax consequences to the reverse split or name change.

 (C) DISSENTERS' RIGHTS. Under the Nevada law, our shareholders do not have dissenters' rights in connection with any of the actions that were approved as disclosed in this Information Statement.

 (D) WHAT WILL HAPPEN. Following the mailing of this notice, and the passage of time required, the corporation will reverse split the common stock, four shares to one share, and will change the corporate name to Anza Innovations, Inc., or a substantially similar name, in the discretion of management. The reverse split does not alter the percentage ownership any shares reversed, except for the minor effect, if any, of the savings clause to protect small shareholders, that no shareholder shall be reversed below 100 shares, and no shareholder owning less than 100 shares shall be reversed.

                        4. INTERESTS OF CERTAIN PERSONS.

     None.

                        5. OTHER AND GENERAL INFORMATION.

     (A) SEC STAFF INVESTIGATION. On or about April 1, 2002, the Commission entered an order of investigation In the Matter of Trilucent Technologies Corp, and other Issuers (HO-9289). To the best of management's knowledge and belief, Trilucent has cooperated with the Staff of the Commission by providing documents requested. Management is not aware of any illegality or wrongdoing, or any dissemination of any false or misleading financial or other information by Trilucent Technologies Corp.

 (B) INDEPENDENT PUBLIC ACCOUNTANTS. Todd D. Chisholm cpa, Chisholm & Associates, PO Box 540216, North Salt Lake UT 84054-0216 continues as the Auditor of our Financial Statements for the balance of the year 2002. There has been no change of auditors and no disagreement of any kind or sort between management and our auditors, as to any item or issue, at any time.

 (C) AUDIT COMMITTEE. Our Audit Committee consists of our Board of Directors. As reported in our last Annual Report, the Committee reviewed and discussed our financial statements for the fiscal year ended January 31, 2002; discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended; received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and as discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, TriLucent Technologies, Corp. Audit Committee recommended to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB. The Audit Committee Report is provided in that Annual Report.

 (D) ANNUAL REPORT. Our Annual Report on Form 10-KSB, for the year ended January 31, 2002, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by TriLucent Technologies, Corp. can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com

     You can read and copy any materials that we file with the SEC at the SEC=s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; the SEC's regional offices located at 500 West Madison Street, Chicago, Illinois 60661. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. A copy of any public filing is also available, at no charge, by contacting our legal counsel, William Stocker, at 949-487-7295.

                          TRILUCENT TECHNOLOGIES, CORP.

                                       by


                                 /s/Mark Zouvas
                                   Mark Zouvas
                               president/director

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